EXHIBIT 10.1

SIXTH AMENDMENT TO THE

FROZEN FOOD EXPRESS INDUSTRIES, INC. 401(k) SAVINGS PLAN

This Amendment is adopted by FROZEN FOOD EXPRESS INDUSTRIES, INC. (the “Company”), a Texas corporation, having its principal office in Dallas, Texas.

R e c i t a l s:

WHEREAS, the Company has previously established the Frozen Food Express Industries, Inc. 401(k) Savings Plan, as amended and restated, effective January 1, 2001 (the “Plan”), for the benefit of those employees who qualify thereunder and for their beneficiaries; and

WHEREAS, the Company desires to amend the Plan to comply with the regulations governing new Code Section 401(a)(31)(B), as set forth in Notice 2005-5, by amending Plan Section 11.1(f) to incorporate a good faith model amendment that reflects the automatic rollover requirements for involuntary distributions occurring on and after March 28, 2005;

NOW, THEREFORE, pursuant to Section 15.1 of the Plan, Section 11.1(f) of the Plan is amended and restated in its entirety to read as follows, effective March 28, 2005:

1.	Plan Section 11.1(f) shall be amended to include the underlined language below so that it shall be and read as follows:
(f)Notwithstanding anything to the contrary herein contained, a Participant's benefits will in all events be paid in a lump sum as soon as practicable following the end of the Plan Year in which such Participant terminates employment if the total value of his vested interest in all Accounts is less than or equals $5,000. Unless affirmatively elected otherwise, such distribution shall be made in cash and in whole shares of Company Stock for all ESOP Accounts and any other account balances invested in the Company Stock Funds. Effective for payments to terminated Participants occurring on or after March 28, 2005, in the event of an involuntary distribution greater than $1,000 in accordance with this Section 11.1(f), if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Section 11.1, then the Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee.

IN WITNESS WHEREOF, FROZEN FOOD EXPRESS INDUSTRIES, INC. has caused this Sixth Amendment to be executed and effective as of March 28, 2005, by the undersigned duly appointed and authorized officer.
FROZEN FOOD EXPRESS INDUSTRIES, INC.

By: /s/ Stoney M. Stubbs, Jr.
Name: STONEY M. STUBBS, JR.
Title:  Chairman of the Board